Exhibit 21

As of December 31, 2020

        A table of subsidiaries of Qurate Retail, Inc. is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
1227844 Ontario Ltd.	Ontario
Affiliate Distribution & Mktg., Inc. (fka Affiliate Sales & Marketing, Inc.)	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
AMI 2, Inc.	DE
Ballard Designs, Inc.	GA
Cinmar, LLC	DE
Contract Décor, Inc.	DE
Cornerstone Brands, Inc.	DE
Cornerstone Shared Services, LLC (fka Cornerstone Services, Inc.)	DE
Diamonique Canada Holdings, Inc.	DE
DMS DE, Inc.	DE
ER Development International, Inc. (dba QVC International Development)	PA
ER Marks, Inc.	DE
Frontgate Marketing, Inc.	DE
Garnet Hill, Inc.	NH
GC Marks, Inc. (fka TATV, Inc.)	DE
Home Shopping Espanol (Mexico) S. de R. L. de CV	Mexico

Home Shopping Espanol Servicios (Mexico) S. de R. L. de CV	Mexico
Home Shopping Network En Espanol, L.L.C.	DE
Home Shopping Network En Espanol, L.P.	DE
HSN Catalog Services, Inc.	DE
HSN Holding LLC	DE
HSN Improvments LLC	DE
HSN, Inc.	DE
HSNi, LLC	DE
IC Marks, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp (dba QVC @ theMall)	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Ingenious Designs LLC	DE
Innovative Retailing, Inc.	DE
Liberty Interactive LLC	DE
Liberty QVC Holding, LLC	DE
Liberty USA Holdings, LLC	DE
NLG Merger Corp.	DE
NSTBC, Inc.	DE
QC Marks, Inc.	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc. (fka QVC Local, Inc.) (dba QVC Productions; QVC Remote Productions)	DE
QRI Cornerstone, Inc.	DE

Qurate Retail Group, Inc.	DE
QVC (Barbados) International Finance SRL	Barbados
QVC Britain	UK
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman Islands
QVC Chesapeake, LLC	VA
QVC China Holdings Limited	Hong Kong
QVC China Licensing, Inc.(fka AI 2, Inc.)	DE
QVC China, Inc.	DE
QVC Delaware LLC (fka QVC Delaware, Inc.)	DE
QVC Delaware Holdings, Inc.	DE
QVC eDistribution LLC & Co. KG (fka QVC eDistribution Inc. & Co. KG)	Germany
QVC eService LLC & Co. KG (fka QVC eService Inc. & Co. KG)	Germany
QVC France Holdings, S.à r.l. (fka QVC Brazil Holdings I, S.à r.l.)	Luxembourg
QVC France SAS	France
QVC GCH Company, LLC	DE
QVC Germany I S.à r.l. (fka QVC Germany I, Inc.; QVC Germany I LLC)	Luxembourg
QVC Germany II S.à r.l. (fka QVC Germany II, Inc.; QVC German II LLC)	Luxembourg
QVC Global Corporate Holdings, LLC	DE
QVC Global DDGS, Inc.	DE
QVC Global Holdings I, Inc.	DE

QVC Global Markets S.à r.l.	Luxembourg
QVC Grundstücksverwaltungs GmbH	Germany
QVC Handel S.à r.l. & Co. KG (fka QVC International Management LLC & Co. KG; QVC Handel LLC & Co. KG)	Germany
QVC HK Holdings, LLC	DE
QVC Iberia, S.L.	Spain
QVC India, Ltd.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QVC International Holdings S.à r.l.	Luxembourg
QVC International Management GP S.à r.l. (fka QVC International Management GP LLC)	Luxembourg
QVC Italia S.r.l.	Italy
QVC Italy Holdings, LLC	DE
QVC Japan Services, LLC (fka QVC Japan Services, Inc.)	DE
QVC Japan, Inc.	Japan
QVC Northeast LLC	DE
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE
QVC Poland Global Services sp. z o.o.	Poland
QVC Realty, LLC	PA
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC San Antonio, LLC (fka QVC San Antonio, Inc.)	TX
QVC Satellite, Inc.	Japan
QVC (Shanghai) Management Co., Ltd	China

QVC Shop International, Inc. (fka EZShop International, Inc.)	DE
QVC St. Lucie, Inc.	FL
QVC STT Holdings, LLC	DE
QVC Suisse Finance GmbH	Switzerland
QVC Suisse Holdings GmbH	Switzerland
QVC Suffolk, LLC (fka QVC Suffolk, Inc.; CVN Distribution Co., Inc.; C.O.M.B. Distribution Co.)	VA
QVC Trading (Shanghai) Co., Ltd.	China
QVC Trading (Shenzhen) Co., Ltd.	China
QVC UK (formerly QVC)	England-Wales
QVC UK Holdings Limited	England-Wales
QVC Vendor Development, Inc.	DE
QVC, Inc.	DE
RQ Holdings Corp	Nova Scotia
RS Marks, Inc.	DE
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
Savor North Carolina, Inc.	NC
Send the Trend, Inc.	DE
Shopping Holdings, LLC	DE
The Cornerstone Brands Group, Inc.	DE
The Cornerstone Holdings Group, Inc.	DE
TOBH, Inc.	DE
Triple Z Logistics, Inc.	DE
Ventana Television Holdings, Inc.	DE

Ventana Television, Inc.	DE
zulily Australia Pty, Ltd.	Australia
zulily Canada, Inc.	British Columbia
zulily Hong Kong Limited	Hong Kong
zulily (Shenzhen) Commercial Consulting Co., Ltd.	China
zulily Ireland Limited	Ireland
zulily UK Ltd.	UK
Zulily, LLC (fka Ziggy Merger Sub, LLC and zulily, Inc.)	DE